EXHIBIT 10.9

CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. THE REDACTED PORTIONS ARE MARKED AS ASTERISKS.

EUTELSAT S.A.

AND

RR SATELLITE COMMUNICATIONS LTD

ALLOTMENT AGREEMENT

Ref: HB6 125 31/10/05

THIS ALLOTMENT AGREEMENT (THE “ALLOTMENT AGREEMENT”) IS MADE AS OF

THE 31ST OCTOBER 2005

Eutelsat S.A., a French joint-stock company (“société anonyme”), registered with the Registry of Commerce of Paris under the number 422 551 176, whose registered office is located at 70, rue Balard, F-75502 Paris Cedex 15, France, duly represented for the purposes hereof by Giuliano Berretta, CEO,

(hereinafter referred to as “Eutelsat”)

OF THE FIRST PART

AND

RR Satellite Communications Ltd, an Israeli company, whose registered office is located at 4 Hagoren St, Industrial Park, Omer 84965, Israel, duly represented for the purposes hereof by David Rivel, General Manager,

(hereinafter referred to as the “Allottee or RR Sat”)

OF THE OTHER PART

(Eutelsat and the Allottee are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”).

WHEREAS, the Parties entered into an Allotment Agreement on 24th August 2004, for the provision by Eutelsat of satellite telecommunication capacity on the Hot Bird™ 6 satellite (transponder 125) (hereinafter referred as “the AA”);

WHEREAS, the Parties also entered into a Telecommunications Services Agreement dated 24th August 2004, for the provision by RR Satellite to Eutelsat of multiplexing and uplinking services on the Hot Bird™ 6 satellite, transponder number 125 (hereinafter referred as “the TSA”);

WHEREAS, due to evolutions in their own obligations and commercial opportunities, the Parties now wish to terminate these two agreement in order simultaneously to enter into a new global agreement.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

SECTION I - SECTION I - GENERAL PROVISIONS

ARTICLE 1 - Definitions – Incorporation of Annexes

1.1                               For the purposes of this Allotment Agreement, the following terms shall have the meanings ascribed to them hereinafter:

•                                          “Affiliate” means, with respect to one of the Parties, a person or entity that directly, or indirectly through one (1) or more intermediaries, controls, is controlled by, or is under common control with that Party; provided that for the purpose of the foregoing, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a person or entity through the ownership of voting securities or otherwise;

•                                          “Allotted Capacity” collectively refers to the space segment capacity having the technical characteristics described in the Tables in Annex A as amended from time to time, and more specifically defined in Article 1 section II below;

•                                          “Digital Platform” means a common facility located in Israel, through which the Service is provided, that permits the transmission of digital DVB/MPEG-2 signals via a single 27.5Msymbols MPEG-2 digital transport stream, which is compatible with Direct Home Equipment.

•                                          “Downlink Infrastructure” means the equipment necessary for reception of data via a satellite based communication system.

•                                          “Equipment” means the equipment necessary for the provision of the Service, which RR Sat represents and warrants shall be in good working order and in conformity with all technical and regulatory requirements.

•                                          “Earth Station” means the antennas, switching facilities and related equipment that form a link between Eutelsat satellites and terrestrial networks;

•                                          “Eutelsat Space Segment” means in-orbit satellites and all other related infrastructure owned, leased or operated by or on behalf of Eutelsat to support the operation of the satellites;

•                                          “Ground Infrastructure” means either Downlink or Uplink Infrastructure.

•                                          “Ramp-Up” means the incremental allotments of capacity according to the Ramp-Up Calendar set out in Article 1 section II below.

•                                          “Satellite” means the HOT BIRDTM 6 satellite of the Eutelsat Space Segment;

•                                          “Service Commencement Date” means 1st October 2005;

•                                          “Service Terms & Conditions” means the document setting forth the procedures, conditions and tariffs for reserving, booking and contracting satellite capacity from Eutelsat, as amended from time to time by Eutelsat.

•                                          “Uplink Infrastructure” means the equipment necessary for the transmission of data to a satellite communication system.

1.2                               The Annexes to this Allotment Agreement are an integral part hereof.

1.3                               The Allottee acknowledges and agrees having read, understood and accepted the current version of the Service Terms and Conditions (version 1.2 dated November 2002), which are hereby entirely incorporated into this Agreement.  In the event of contradiction or discrepancy between the terms of this Agreement and said version of the Service Terms and Conditions, the terms of this Agreement shall prevail in all circumstances.  For the purposes of this Agreement, unless otherwise defined herein, all capitalised terms shall have the meanings ascribed to them in the Service Terms & Conditions.

ARTICLE 2 - Purpose

The purpose of this Agreement is to terminate the AA and the TSA and simultaneously conclude the allotment to the Allottee of the Allotted Capacity and the provision by the Allottee of the Service, and to define the respective rights, obligations and liabilities of the Parties in respect thereof.  By concluding this new Allotment and Service Agreement, all obligation regarding early termination of the previous AA and TSA are cancelled.

ARTICLE 3 - Termination of the AA and the TSA and conclusion of the present contract

The Parties hereby mutually agree with no liability whatsoever for any Party, to terminate the AA and the TSA with effect on 30th September midnight and to enter simultaneously into the present contract with effect on 1st October 0.00 (Paris time).  The termination is subject to the conclusion of the present new contract.

ARTICLE 4 - Term

This Agreement shall enter into force on the 30th September 2005 and shall continue for the operational lifetime of the Satellite, (the “Term”) which shall be a minimum period of 12 years commencing on 26

September 2002 (the “Minimum Lease Period”) unless otherwise terminated in accordance with the terms hereof.  For the avoidance of doubt, in the event that, after the expiration of the Minimum Lease Period, the Satellite continues operating in stable orbit in accordance with this Agreement, the Allottee’s commitment to lease the Allotted Capacity shall continue until such time as the Satellite ceases operations in stable orbit (the “End date”).  Eutelsat shall provide the Allottee with reasonable notice of the End date.

ARTICLE 5 - Representations and Warranties

5.1                               Eutelsat hereby represents and warrants to the Allottee as follows:

(i)                                     the execution, delivery and performance of this Agreement have been duly authorised by all necessary corporate action on the part of Eutelsat;

(ii)                                  this Agreement constitutes a legal, valid and binding obligation on Eutelsat.

5.2                               The Allottee hereby represents and warrants to Eutelsat as follows;

(i)                                     the execution, delivery and performance of this Agreement have been duly authorised by all necessary corporate action on the part of the Allottee;

(ii)                                  this Agreement constitutes a legal, valid and binding obligation on the Allottee;

(iii)                               the Allottee has obtained and, in respect of the Allotted Capacity, will have obtained prior to rendering any Services in connection therewith, all applicable clearances, licences, consents and approvals in order for the Allottee to operate its Earth Station(s); receive, distribute, resell, promote, use and provide the Allotted Capacity and any Services related thereto; and perform all of its other obligations hereunder;

(iv)                              in the event that the Allotted Capacity will be utilised for broadcasting TV programs by a broadcaster not based in the European Economic Area, and such program(s) may be received by the public in the European Union, the said program(s) will have been duly licensed (“conventionné”) by the French Conseil Supérieur de l’Audiovisuel if not already licensed by a competent authority of a country of the European Economic Area, it being specified that Eutelsat shall provide to the Allottee necessary information an assistance in respect of the foregoing in order to facilitate the licensing process.

5.3                               Each party shall be liable to the other party, and shall indemnify and hold the other party harmless from, any breach of their respective representations and warranties set forth above.

ARTICLE 6 - TERMINATION

6.                                      The parties have the option to terminate the agreement after 5 years, as from 1st October 2010 with a 90 (ninety) days advanced notice and without any Early Termination Charges. During the first five years of this contract, no termination for convenience is allowed.  Therefore, any termination by the Allottee of this contract before 1st October 2010 shall give rise to the payment of an amount corresponding to all the sums due to Eutelsat before the termination date 1st October 2010 + 90 days.

6.1                               In the event of a breach by either party of a material condition of this Agreement (each a “Material Breach,”), the injured party shall be entitled to notify the other party of such Material Breach by registered or certified mail, return receipt required, and require that the other party remedy such Material Breach within fifteen (15) days of such notice.

6.2                               In the event that the other party fails to remedy a Material Breach within fifteen (15) days of the other party’s receipt of the notice provided for above, the injured party shall be entitled to terminate this Agreement on ten (10) day’s notice delivered by registered or certified mail, return receipt requested.

6.3                               In the event that the Allottee Capacity is interrupted for a consecutive period of 72 (seventy-two) hours, and Eutelsat is unable to provide alternative capacity on a HOT BIRDTM satellite (save for the HOT BIRDTM satellite), the Allottee shall be entitled to terminate this Agreement by written notification to Eutelsat.

6.4                               This Agreement shall automatically terminate upon the termination of the provision of the satellite capacity as per section II below (for any reason whatsoever), unless if otherwise expressly agreed by Eutelsat in writing.

6.5                               Neither Party shall be liable to the other for any loss or damage (including those for direct or consequential damages or other loss of revenue or business injury) sustained by the reason of termination of this Agreement under this Article.

ARTICLE 7 - Assignment –Resale - Succession

7.1                               Neither Party may transfer or assign this Agreement or any of its rights or obligations hereunder without the prior written approval of the other Party, provided that Eutelsat shall be freely entitled to transfer or assign this Agreement to any Affiliate of Eutelsat.

7.2                               The Allottee shall have the right to resell or to allot all or any part of the Services or Satellite Capacity to a third Party, provided that Allottee shall be solely liable for this resale and shall indemnify and hold harmless Eutelsat for any claim, action or allegation made by any third party arising out of such resale.

7.3                               This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties.

ARTICLE 8 - Force Majeure

8.1                               Neither Party shall be liable for failure to perform any obligation under this Agreement due to a case of Force Majeure.

8.2                               Upon removal or cessation of the case of Force Majeure, all obligations under this Agreement shall resume.  However, in the event that Force Majeure exceeds thirty (30) consecutive days, then following such thirty (30) day period, the Parties shall meet and negotiate, inter alia, the conditions for the termination or modification of this Agreement.

ARTICLE 9 - Amendments – Entire Agreement and Understanding of the Parties

9.1                               Any amendment of the terms and conditions of this Agreement shall be in writing and signed by a duly authorised representative of both Eutelsat and the Allottee.

9.2                               This Agreement and its annexes constitutes the entire agreement and understanding between the Parties in respect of the subject-matter hereof, and expressly supersedes and replaces any previous writings, understandings, accords, protocols, or otherwise relating thereto.

ARTICLE 10 - Severability

Should any provision of this Agreement be found to be invalid, illegal or unenforceable under the laws of any relevant jurisdiction, the invalid or unenforceable provision shall be given no effect but the remaining provisions of this Agreement shall remain in full force and effect.  The Parties shall forthwith enter into good faith negotiations to amend the Agreement so that the invalid, illegal or unenforceable provision is replaced by a valid, legal, and enforceable provision, which conforms to the extent possible to the intended purpose of the former provision.

ARTICLE 11 - Confidentiality

11.1                        Save for the Parties’ respective personnel, who require certain information in connection with the performance of this Agreement, each Party undertakes not to disclose under whatever form, without the prior written consent of the other Party, any Confidential Information (as said term is defined below) obtained, directly or indirectly, during the negotiation and performance of this

Agreement.  Each Party undertakes and guarantees that said personnel shall strictly comply with the foregoing obligation of confidentiality.

11.2                        For the purposes hereof “Confidential Information” shall mean any information or material which is proprietary to the disclosing party or designated as Confidential Information by the disclosing party, whether or not owned or developed by the disclosing party, which is not generally known by non-disclosing party personnel, and of which the receiving party may obtain knowledge through or as a result of the relationship established hereunder with the disclosing party, access to the disclosing party’s premises, or communications with the disclosing party’s employees or independent contractors.

11.3                        Confidential Information includes, but is not limited to, the following types of information: designs, concepts, drawings, ideas, inventions, specifications, techniques, discoveries, models, data, source codes, object codes, documentation, diagrams, flow charts, research, development, processes, procedures, know-how, new product or new technology information, marketing techniques and materials, marketing plans, timetables, strategies and development plans (including prospective trade names or trademarks), customer names and other information related to customers, pricing policies, and financial information.

11.4                        Notwithstanding anything contained herein to the contrary, Confidential Information shall not include (i) information developed independently by the receiving Party or lawfully received from a third party not under an obligation of confidentiality, or (ii) information which has entered into the public domain (save through the fault of either Party), or (iii) information disclosed pursuant to law, judicial order or governmental regulation.

11.5                        The obligations contained in this article shall survive the termination or expiration of this Agreement for a period of three (3) years.  Upon termination or expiration of this Agreement, the Parties shall each return to the other, if requested by the disclosing party, destroy all Confidential Information belonging to the other party.  Any destruction of documents must be confirmed in writing to the disclosing party.

ARTICLE 12 - Intellectual and Industrial Property Rights

12.1                        Eutelsat owns or benefits from certain intellectual and industrial property rights in connection with, inter alia, Eutelsat operational procedures (including, but not limited to, patents, know-how, trademarks, tradenames, trade secrets, and copyrights) (hereinafter collectively referred to as “Intellectual Property Rights”).  Eutelsat hereby grants the Allottee the non-exclusive limited right to use the Intellectual Property Rights solely and exclusively to the extent necessary for the performance of the Agreement.

12.2                        The Intellectual Property Rights shall remain the entire and exclusive property of Eutelsat. Any unauthorized use of the Intellectual Property Rights shall constitute a material breach of this Agreement.

ARTICLE 13 - Branding - Advertising

13.1                        Eutelsat shall have absolute discretion over the development, exploitation and commercialization of Eutelsat’s brands.  The Allottee shall strictly adhere to Eutelsat’s brand guidelines as communicated to Allottee and amended from time to time.

13.2                        The Allottee shall not advertise the fact that it uses Services or Satellite Capacity from Eutelsat without the prior written approval of Eutelsat (which approval shall not be unreasonably withheld or delayed).

ARTICLE 14 - Relationship of Parties

The Parties intend that the relationship created between them by this Agreement shall be as independent contractors.  This Agreement is not to be construed in any way as creating any partnership, principal-agent, master-servant, joint-venture or other similar relationship between the Parties.

ARTICLE 15 - Press Releases

Neither Party nor the Allottee’s customer(s) may issue any press release in connection with this Agreement without the prior written consent of the other Party.

ARTICLE 16 - Notices

16.1                        Any contractual notice served under this Agreement (including invoices and any other written communications required under this Agreement) shall be in writing and shall be given by any of the following methods: hand, fax, international courier, certified or registered mail to the addresses specified below for each Party, or such other address or fax number as may be notified by either Party in writing to the other Party.  Each notice which shall be delivered shall be deemed received at such time as it is delivered to the addressee Party, with the return receipt, messenger receipt or delivery receipt being deemed conclusive evidence of said receipt.

16.2        Eutelsat’s address for the service of any notice by the Allottee under this Agreement shall be:

Eutelsat SA
70, rue Balard
75502 Paris cedex 15
France

For legal matters:
Attention: Michael Freundlich, General Counsel
Fax number: +33 1 53 98 32 80

For billing matters:
Thierry Scheidwasser, Head of Customer Accounts and Billing Group
Fax number: +33 1 53 98 41 74

For commercial matters:
Serge Dray, Products and Projects Manager, Media & New Media
Fax number: +33 1 53 98 36 59

For technical/operational matters:
Jacques Baudu / ltplan@eutelsat.fr
Fax number: +33 1 53 98 30 00

16.3        The Allottee’s address for the service of any notice by Eutelsat under this Agreement shall be:

RR Satellite Services Ltd
4 Hagoren St.
Industrial Park

Omer 84965
Israel

Telephone: +972-8-6257500
Fax: +972-8-6257501

For legal matters: David Rivel, General Manager, david@rrsat.com
For billing matters: Nurit Cohen, nurit@rrsat.com
For commercial matters: Lior Rival, VP Sales & Marketing, lior@rrsat.com
For technical/operational matters: Ziv Mor, Technical Director, zivmor@rrsat.com

ARTICLE 17 - Governing Law

This Agreement and the relationship between the Parties shall be governed by and construed in accordance with the laws of France, without regard to conflicts of law provisions.

ARTICLE 18 - Settlement of Disputes

All disputes arising in connection with this Agreement which cannot be settled amicably within thirty (30) days from notification by a Party shall be submitted to the exclusive jurisdiction of the competent courts of Paris (France).

ARTICLE 19 - Entire Agreement

This Agreement constitutes the entire agreement between the Parties and supersedes all previous understandings, commitments or representations concerning its subject matter.

SECTION II - SPECIFIC PROVISIONS RELATED TO THE ALLOTMENT OF CAPACITY

ARTICLE 1 - Allotment – Ramp-Up Calendar - Follow-On Capacity

1.1                               Allotment – Ramp-Up Calendar

(i)                                     On the Service Commencement Date the Allottee leases from Eutelsat ****(1) Mbit/s of space segment capacity via transponder 125 of the Satellite.  During a one-year period from Service Commencement Date, the Allottee hereby expressly undertakes to lease between ****(1) Mbps and ****(1) Mbps.  The upgrade of the Allottee capacity from ****(1) Mbit/s to throughput comprised between ****(1) Mbps and ****(1) Mbps will be no latter than January 20, 2006, upon receipt of 15 days in advance notification by Eutelsat of the availability of said capacity.

(ii)                                  From the 15th November 2005 to 1st October 2006, the Allottee lease from Eutelsat ****(1) Mbps on Hot BirdTM 3, transponder n°72.  RR Sat will have the right to terminate the allotment of these ****(1) Mbps as from 20th January 2006 with 20 days advance notice.

(iii)                               From the 1st October 2007 throughout the Term, the Allottee hereby expressly undertakes to lease from Eutelsat ****(1)Mbit/s of space segment capacity via transponder 125 of the Satellite (hereinafter referred to as the “****(1)Mbit/s Capacity”).

ARTICLE 2 - ****(1)

****(1).

ARTICLE 3 - Security Deposit - Utilisation Charges

3.1                               Security Deposit

(i)                                     The Allottee shall pay to Eutelsat upon the signature hereof the sum of ****(1) Euros (the “Security Deposit”) as security for the payment of the Utilisation Charges and the performance of Allottee’s obligations hereunder.  The security that was already paid for the AA agreement will be used for this agreement.

(ii)                                  Subject to the terms of Article 13.5 below, the Security Deposit will be returned to the Allottee upon the expiration of this Agreement.

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

3.2                               Utilisation Charges

The Utilisation Charges that the Allottee shall pay for the Allotted Capacity shall be calculated at the rate of ****(1) per Mbit/s per month.

ARTICLE 4 - Payment

Payment of the Utilisation Charges shall be made by the Allottee on a monthly basis, in accordance with the following terms:

4.1                               Invoices for Utilisation Charges shall be issued by Eutelsat on a monthly basis in arrears.

4.2                               Invoices to be issued by Eutelsat under this Agreement shall be sent by mail to the following address:

RR Satellite Communications Ltd
Attn: Nurit Cohen
4 Hagoren St.
Industrial Park, Omer 84965
Israel

Phone number: +972-8-6257500
Fax number: +972-8-6257501

4.3                               Payments shall be made at the latest ****(1) from the date of the corresponding invoice (the “Payment Due Date”).

4.4                               Unless otherwise instructed by Eutelsat in writing, payments shall be made by wire transfer (all related costs being assumed by the payer) to the following account (the “Designated Account”):

Bank:	****(1)

Address:	****(1)

Bank Code:	****(1)

Agency Code:	****(1)

Account No:	****(1)

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

Account Owner:	****(1)
Swift Code:	****(1)
IBAN No:	****(1)

4.5                               Payments are deemed to have been made on the day when the relevant sum is credited to the Designated Account.

4.6                               In the event that full payment has not been made by the Payment Due Date interest shall be charged on any unpaid amount as from said date.  This interest shall be calculated at a rate of ****(1) per cent (****(1)%) per annum for the first three months and ****(1) per cent (****(1)%) per annum thereafter and charged on a daily basis.

4.7                               All sums payable by the Allottee under this Agreement shall be exclusive of all applicable taxes, levies, duties, costs, withholdings, deductions or any charges of equivalent effect, which may be payable by the Allottee (“Taxes”).  Accordingly, the Allottee shall be financially responsible for, and shall pay all Taxes imposed on or related to the performance of this Agreement.

ARTICLE 5 - Conditions for Use or Provision of the Allotted Capacity

Throughout the Term, the Allottee must satisfy the following conditions, it being specified that each of these conditions constitutes a material term (cause déterminante) of this Agreement, in the absence of which the Parties would not have contracted:

(i)                                     procure and maintain all licenses, approvals, and authorisations, required by applicable law and regulations, in order to receive, lease, distribute, sub-lease, resell, promote, use and provide the Allotted Capacity;

(ii)                                  comply with all technical specifications and operational requirements of Eutelsat, and to ensure that the same are fully complied with by user of the Allotted Capacity;

(iii)                               if applicable, install, license, operate and maintain Earth Stations and/or terrestrial facilities necessary to communicate to and from the relevant satellite of the Eutelsat Space Segment;

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

(iv)                              as a prerequisite for access to Eutelsat satellites, each Earth Station must be approved in writing by Eutelsat and must be in conformity with the technical requirements of the relevant Eutelsat Earth Station Standard(s) (“EESS”) and the Eutelsat Systems Operational Guide (“ESOG”). These documents (as amended from time to time) are freely available to the Allottee upon request;

(v)                                 strictly comply with the purpose, destination and usage specifications of the relevant category(ies) of the Allotted Capacity as set out in the Service Terms and Conditions;

(vi)                              provide written evidence of Allottee’s financial solvency promptly upon request by Eutelsat.

ARTICLE 6 - Compliance with Regulations

6.1                               The Allottee shall comply with all applicable regulatory and licensing requirements imposed by the relevant authorities.

6.2                               In respect of any Earth Station which has been approved by Eutelsat for access to the Eutelsat Space Segment, the Allottee shall ensure, throughout the period during which this Earth Station is operated in connection with the Allotted Capacity, that the Earth Station complies and is operated in accordance with the terms and conditions specified in the approval documents.  The Allottee shall be liable for any damage or interference resulting from a failure to comply with the foregoing provisions.

ARTICLE 7 - Service Interruptions – Liability – Indemnification – Exclusions of Liability

7.1                               Eutelsat is bound by a standard duty of care.  Accordingly, save as expressly set out herein, Eutelsat shall not be liable for any damage or loss sustained by the Allottee as a result of Eutelsat’s inability, despite its reasonable efforts, to provide the Allotted Capacity or as a result of any interruption of the availability of the Allotted Capacity or any degradation of its technical characteristics.

7.2                               The Allotted Capacity is optimised for on-board transponder performance availability of 99.7% (ninety-nine point seven percent) per year (the “Annual Availability Rate”).  The Annual Availability Rate does not take into account interruptions or deterioration of the supply of the Allotted Capacity resulting, directly or indirectly, from atmospheric or extra-atmospheric conditions such as solar storms or flares, meteorites, and/or solar conjunctions causing earth station outages (lasting a few minutes per day during a maximum period of three to five days, generally occurring at the beginning of March and October); preventive maintenance operations carried out after prior consultation of the Allottee.

7.3                               Any interruption of the Allotted Capacity under this Agreement occurring during the period between 99.7% and 100% total annual availability, shall give rise to a credit for free capacity in accordance with the following terms:

(i)                                     The interruption must be caused by on-board transponder under-performance, continue for at least fifteen (15) consecutive minutes, provided that an interruption shall not be taken into account for periods during which technical and operational measurements are being performed under the relevant Technical Annex.

(ii)                                  The Allottee shall be entitled to credit for free capacity equal to the duration of the interruption(s) as defined above, to be offset against the next available invoice.

7.4                               Below the Annual Availability Rate, Eutelsat will only be held liable for any interruptions directly attributable to a breach by Eutelsat of its obligations under this Agreement. In any case, sums which may be claimed by the Allottee to repair damages suffered as a result of a breach by Eutelsat of its obligations to provide the Allotted Capacity shall not exceed three (3) months’ utilisation charges per annum, inclusive of any credits provided in accordance with the terms of Article 7.3 above.

7.5                               Exclusions of Liability

(i)                                     Eutelsat may only be held liable for damages directly resulting from its breach of an obligation hereunder and arising out of an act that Eutelsat has committed. Accordingly, Eutelsat shall not be liable for any interruption or deterioration of the supply of the Allotted Capacity resulting, inter alia, from:

•                                          failure, breakdown, loss or destruction of the concerned satellite for reasons not attributable to Eutelsat or if the cause or origin thereof is unknown;

•                                          failure, breakdown, malfunctioning, loss or destruction of the equipment and/or the software used for monitoring, maintaining or controlling the concerned satellite, if said failure, breakdown, malfunctioning, loss or destruction is not attributable to Eutelsat or if the cause or origin thereof is unknown;

•                                          interruption or deterioration of the supply of the Allotted Capacity resulting, directly or indirectly, from atmospheric or extra-atmospheric conditions (solar storms or flares, meteorites, etc.);

•                                          interruption or deterioration of the supply of the Allotted Capacity resulting from the jamming, modification or modulation of the emission frequencies of the concerned satellite, if said interruption or deterioration is not attributable to Eutelsat or if the cause or origin thereof is unknown.

(ii)                                  The Allottee shall be liable to Eutelsat, and shall indemnify and hold harmless Eutelsat and/or any Affiliate of Eutelsat, from any loss, damage and expenses (including outside attorney’s fees) suffered by Eutelsat and/or any Affiliate of Eutelsat for loss or damage to the Satellites or any equipment, material, or other element which is part of the Eutelsat Space Segment, resulting, directly or indirectly, from any act or omission of the Allottee or use of the Allotted Capacity or from the operation of Earth Stations owned, controlled by, or registered under the name of the Allottee or its customer(s).  Provided that its total liability under this section shall not exceed the total sum of the Utilization Charges paid to Eutelsat under this agreement in the last 6 months prior to the indemnification event, unless the loss was caused by a deliberate act or omission of the Allottee.

(iii)                               Indemnification under this agreement is subject to the following (a) party notifying the other promptly in writing of the Claim or threat thereof (b) the other party is given full and exclusive authority for the conduct of the defense and settlement of the Claim and any subsequent appeal; and (c) the notifying party is giving the other party all information and assistance reasonably requested by it in connection with the conduct of the defence and settlement of the Claim and any subsequent appeal.

(iv)                              Eutelsat shall not be liable for, and the Allottee shall hold Eutelsat harmless from, any damages suffered by a third party, including but not limited to any user of the Allotted Capacity.

ARTICLE 8 - Obligations and Liabilities of the Allottee

(i)                                     The Allottee shall be liable to Eutelsat, and shall indemnify and hold harmless Eutelsat and/or any Affiliate of Eutelsat, from any loss, damage and expenses (including outside attorney’s fees) suffered by any third party as a result of the operation of Earth Stations owned, controlled by, or registered under the name of the Allottee or its customer(s).  Provided that its total liability under this section shall not exceed the total sum of the Utilisation Charges paid to Eutelsat under this section in the last 6 months prior to the indemnification event, unless the loss was caused by a deliberate act or omission of the Allottee.

(ii)                                  The Allottee shall be liable to Eutelsat and shall indemnify and hold harmless Eutelsat and/or any Affiliate of Eutelsat from any loss, damage and expenses (including outside attorney’s fees)

suffered by Eutelsat and/or any Affiliate of Eutelsat as a result of claims, actions, allegations or proceedings brought by any third party against Eutelsat or any Affiliate of Eutelsat, for acts or omissions of the Allottee or its customer(s) resulting, directly or indirectly, in the degradation, interruption or corruption of any services, content or data transmitted via the Eutelsat Space Segment or any telecommunications network.

(iii)                               Neither Eutelsat nor any Affiliate of Eutelsat shall be liable to Allottee for any acts or omissions of third parties, including, but not limited to, acts or omissions resulting, directly or indirectly, in the degradation, deterioration, interruption or corruption of the Allotted Capacity or the content transmitted via the Allotted Capacity.

(iv)                              The Allottee shall be liable to Eutelsat, and shall indemnify and hold harmless Eutelsat and/or any Affiliate of Eutelsat from any losses, damages and expenses (including outside attorney’s fees) suffered by Eutelsat and/or any Affiliate of Eutelsat as a result of claims, actions, allegations or proceedings based on an infringement or alleged infringement of the intellectual property rights of any third party, and arising in connection with the provision of the Allotted Capacity.

(v)                                 Eutelsat shall not be liable for the information sent on its network by the Allottee. Furthermore, Eutelsat reserves the right to temporarily suspend the Allottee’s access to Eutelsat’s network, without incurring any liability, in order to prevent or to stop, inter alia, damage or degradation of the network’s integrity, including, but not limited to, spamming, hacking, preclusion of service to a third party caused by the Allottee or anyone accessing Eutelsat network via the Allottee. Eutelsat shall notify the Allottee within a reasonable period of its intention to suspend the service, except in duly justified cases of emergency.  Access to the network shall only be reopened by sufficient measures aiming at preventing or stopping damage to or degradation of Eutelsat’s network.  During any of said interruptions, the Allottee shall be liable for the payment of all charges hereunder, it being specified for the avoidance of doubt that these interruptions shall be deemed to be attributable to the Allottee.

(vi)                              The Allottee undertakes not to transmit or broadcast, or cause to be transmitted or broadcast, via any Satellite, content which would be deemed to be a violation of international public order or the laws of the countries or territories to which such content is accessible.  Neither Eutelsat nor any Affiliate of Eutelsat shall be liable to Allottee for the content transmitted via the Allotted Capacity.  To the extent technically feasible, the Allottee shall stop any transmission on the Allotted Capacity within 1 hour of request of Eutelsat if this transmission is causing interference or harm to the operation and provision of space segment capacity within the Eutelsat satellite fleet, as justified by objective evidence (including inter alia affidavits produced by a third party in the satellite profession) and hereby holds Eutelsat harmless from any and all liability arising therefrom, provided that such interference and/or harm is not caused by the fault of Eutelsat. During any of said interruptions, the Allottee shall be liable for the payment of all charges hereunder, it being specified for the avoidance of doubt that these interruptions shall be deemed to be attributable to the Allottee.

ARTICLE 9 - Termination – Default - Suspension

Eutelsat may suspend performance of its obligation to provide the Allotted Capacity if any payment in respect of Utilisation Charges or otherwise remains outstanding for more than two (2) months. Suspension shall be effective ten (10) work days after receipt by the Allottee of formal notice requesting payment of such unpaid sums and shall cease on receipt of the sums due. When provision of the Allotted Capacity resumes, Eutelsat shall promptly provide notification thereof. However, in the event that the period of suspension exceeds thirty (30) days, this Allotment Agreement shall automatically be terminated with no formality required and no liability whatsoever shall be incurred by Eutelsat.

SECTION III - SPECIFIC PROVISIONS RELATED TO THE PROVISION OF THE SERVICE

ARTICLE 1 - Description of the Telecommunication Service

The telecommunications services to be rendered by RR Sat hereunder (the “Service”) consist of the following elements:

1.1                               Multiplexed capacity

RR Sat shall reserve and place at the exclusive disposal of Eutelsat, for use by Eutelsat and its customers, the following multiplexed capacity:

(i)                                     From the 1st October 2005 to 30th September 2006 thereafter, up to ****(1)Mbit/s;

1.2                               Telecommunications Uplink Services

Simultaneous delivery via satellite of programming for Direct to Home transmission.  This includes:

(i)                                     Receiving the Programs from their original orbital locations (as described in Annex 1),

(ii)                                  Re-multiplexing the Programs, not including videotext (as described in Annex 1),

(iii)                               Multiplexing into one digital Transport Stream of ****(1) Msymbols or ****(1) Mbps (as described in Annex 1),

(iv)                              Uplinking the signals to the HOT BIRD 6 satellite (as described in Annex 1),

(v)                                 Uplinking the signals to any other satellite of the Eutelsat space segment in orbit at the time, it being specified that RR Sat shall accommodate all requests (including those for which the diligent order and purchase of the relevant additional equipment may be required), provided that any of such new elements that are introduced into the Service shall be purchased by, and shall remain the property of, Eutelsat. Any additional costs that may be incurred by RR Sat as a result of the foregoing shall be charged to Eutelsat at the best market conditions.

(vi)                              Strict Monitoring and Control of the operations, including the quality of the channels (as described in Annex 2).

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

1.3                               Reporting

RR Sat shall provide to Eutelsat a report at the latest on every fifth (5th) working day (Israeli calendar) of each month concerning the operation of the Service and specifically detailing the cause and remedial actions (if applicable) in respect of any anomalies, failures or interruptions occurring during the previous month.

ARTICLE 2 - Implementation of the Service

RR Sat expressly acknowledges and agrees that Eutelsat requires the Service to start on 1st October 2005 and shall continue until the end of the Allottee Agreement as per Section I.

ARTICLE 3 - Conditions for the implementation of new programs

Eutelsat shall communicate all the necessary information and special requirements with sufficient notice to allow RR Sat to implement the Service for each new customer of Eutelsat or new programming. RR Sat shall provide to Eutelsat’s customer all necessary technical and operational information in order to permit the efficient up-take of the Service. A contact number and person shall be available for Eutelsat’s customers during working hours. No bona fide customer proposed by Eutelsat shall be refused by RR Sat unless said customer does not have the proper licences or authorisations or unless it is a direct competitor of RR Sat.

ARTICLE 4 - Representations and warranties

RR Sat hereby represents and warrants to Eutelsat as follows:

(i)                                     RR Sat shall comply with all laws, regulations, or professional codes or practices applicable in Israel and in particular, shall satisfy any legal or regulatory conditions, filing, notices, proceedings or otherwise, necessary for the performance of this Agreement.

(ii)                                  RR Sat shall bear and pay and hold Eutelsat harmless from any and all liabilities or claims for any income taxes, profit taxes, property taxes, stamp taxes, or surtaxes of whatever nature resulting from their execution of or performance hereunder.

ARTICLE 5 - Price and payment

Eutelsat shall pay to RR Sat, for the service described in article 1 of this section III, a monthly fee of ****(1) Euro per month per Mbps used by RR Sat on transponder 125 HB6 and transponder 72 HB3 (up to, respectively ****(1) an ****(1) Mbps)

Invoice shall be issued by RR Sat at the end of each month, and shall be payable within ****(1) of the date of the relevant invoice and shall specifically state <<monthly fee for utilization and maintenance of migration equipment according to the contract dated 31st October 2005>>.

Unless otherwise instructed by RR Sat in writing, payments shall be made by wire transfer (all related costs being assumed by the payer) to the following account (the “Designated Account”):

****(1)

Payments are deemed to have been made on the day when the relevant sum is credited to the Designated Account.  In the event that full payment has not been made by the Payment Due Date interest shall be charged on any unpaid amount as from said date.  This interest shall be calculated at a rate of ****(1) per annum and charged on a daily basis.

ARTICLE 6 - Option to removal of the operations

RRSat agree that Eutelsat has the option, at its sole discretion, to move the operation of the transponder to Stellar or to Eutelsat in France and to provide RRSat with a contribution link on the W5 satellite (or any other satellite) free of charge.  The operation of the digital platform on transponder 125 will return to be operated from RR Sat as soon as RR Sat leases ****(1) transponder and not later than 1st October 2006.

ARTICLE 7 - Service level - Liability

RR Sat guarantees an availability of the Service of 99.9% per year, except if otherwise requested by specific end-customers and notified to RR Sat in writing, provided that an interruption of the satellite capacity not resulting from an act or omission of RR Sat shall not be taken into account in respect of the foregoing.

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

When an interruption of the Service occurs or is likely to occur, RR Sat will immediately inform Eutelsat in writing.  In the event that an interruption or a discontinuous reception of the signal/service appears, RR Sat shall use all available means to find a proper solution to cure such interruption and discontinuous reception, implementing all measures of a first class professional in the relevant industry and use its best efforts to mitigate any damages which may result for Eutelsat.

Any interruption of the Service that is not caused by an interruption of the satellite capacity (save if resulting from an act or omission of RR Sat), shall give rise to a credit equal to the pro rata cost thereof and applied to the next available invoice hereunder.  In any event, any of said interruptions of the Service that continues for a period of 24 hours or more and is not cured by adequate technical means within one hour shall give rise to the right to terminate the Service immediately by fax.  Said termination shall be without prejudice to legal redress.

Each party may only be held liable for damages directly resulting from its breach of an obligation hereunder and arising out of an act that it has committed.

Said liability of either party is expressly limited per annum to a sum equal to the last six months of charges paid hereunder, save in the event of gross negligence, fraud, or intentional misconduct.  Each party shall be liable to the other party, and shall indemnify and hold harmless the other party and/or any Affiliate of the other party, only from direct loss, damage and expenses (including outside attorney’s fees) suffered by the other party.

Each party shall not be liable for, and the shall hold the other party harmless from, any indirect, consequential damages and / or loss of data suffered by the other party or a third party, including but not limited to any user of the Services.

Indemnification under this agreement is subject to the following (a) party notifying the other promptly in writing of the Claim or threat thereof (b) the other party is given full and exclusive authority for the conduct of the defence and settlement of the Claim and any subsequent appeal; and (c) the notifying party provides the other party all information and assistance reasonably requested by it in connection with the conduct of the defence and settlement of the Claim and any subsequent appeal.

IN WITNESS WHEREOF the undersigned, duly authorised, have signed this Agreement in two (2) originals of which this is one.

Eutelsat S.A.	RR Satellite Communications LTD.

(-)	(-)
By: Giuliano Berretta	By: David Rivel - CEO
Chairman of the Management Board	Date: 31/10/05
Date:

Annex A

Technical and Operating Terms and Conditions
****(1) Transponder Lease for Operation of a Digital Platform Service

1.                                      INTRODUCTION

The purpose of this Annex is to define the technical characteristics of the satellite transponder that will be used to provide the Allotted Capacity, and the service and operating conditions that need to be observed for the operation of the Digital Platform Service.

The Allotted Capacity will be provided by means of one transponder in a satellite of the Eutelsat S.A. Space Segment, with major technical characteristics as defined in Table 1 of this Annex.  Other technical parameters, such as amplitude/group delay frequency response, AM/PM transfer, etc. as may be necessary for a detailed system definition, can be obtained from Eutelsat S.A. when needed and upon request.

2.                                      ****(1) TRANSPONDER LEASE CAPACITY UTILISATION

The Allotted Capacity shall exclusively be used for the transmission of a single digital carrier complying with DVB-S standard EN 300 421, with major parameters as defined in Table 2 of this Annex.

3.                                      TRANSMISSIONS PLANS

The utilization of the Allotted Capacity shall confirm to the Transmission Plan approved by Eutelsat S.A.  This is to ensure that the levels of interference that could be caused by the proposed transmissions and/or transmit earth stations, to services carried via other transponders of the same satellite and adjacent Eutelsat S.A. satellites or via other satellite networks are within acceptable limits.

Before the Allotted Capacity is actually utilized for transmissions, the Allottee shall, in order to obtain approval of Eutelsat S.A., provide Eutelsat S.A. well in advance with all relevant technical and operating parameters of the proposed transmissions, including the earth stations that will transmit into the Allotted Capacity.

Eutelsat S.A. will then issue an approved Transmission Plan which will be provided to the Allottee.  In issuing this approved Transmission Plan Eutelsat S.A. reserves the right to make any modifications to the technical and operational parameters proposed by the Allottee which may be necessary to meet the above requirements.

Any further change of the utilisation of the Allotted Capacity requested by the Allottee shall in advance be approved by Eutelsat S.A. which will issue and provide the allottee a new approved Transmission Plan.

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

1

Furthermore, in cases of a transmission of an entertainment DVB Multiplex for direct-to-home receptions, Eutelsat S.A. will define in the approved Transmission Plan, the Identification Descriptors for each DVB service and the Allottee will strictly ensure that they are implemented in order to avoid potential tuning conflicts for receivers and to additionally harmonize the numbering scheme for all the entertainment DVB Multiplexes for direct-to-home reception.

4.                                      TECHNICAL AND OPERATIONAL REQUIREMENTS FOR EARTH STATIONS ACCESSING THE ALLOTTED CAPACITY

Any earth station accessing the Allotted Capacity shall confirm to the technical and operational requirements specified in the Eutelsat Earth Station Standard L (EESS 400, as amended or substituted from time to time), for the carrier parameters as defined in Table 2 of this Annex.

Furthermore, in cases where an earth station is operating with a low elevation angle (in general close to 10º or less) tropospheric scintillation can occur during clear weather conditions as well as during atmosphere perturbations (rain, snow, etc) causing unacceptable interference to other services.  If such interference occurs the earth station operating with a low elevation angle must immediately reduce its transmitted power (EIRP) or immediately cease transmissions as directed by the Eutelsat CSC.

These requirements are necessary for ensuring an adequate level of protection to other services carried via the Eutelsat S.A. Space Segment as well as to services carried via other satellite networks.

5.                                      APPROVAL OF EARTH STATIONS ACCESSING THE ALLOTTED CAPACITY

Any earth station accessing the Allotted Capacity shall be approved by Eutelsat S.A. prior to any access in accordance with the relevant procedures as set forth in Volume 1 of the Eutelsat System Operations Guide (ESOG).

The Allottee undertakes to operate the earth station in accordance with the Eutelsat S.A. Transmission Plan and in compliance with the registered performance characteristics of any earth station authorized to access the Allotted Capacity as approved by Eutelsat S.A.

The Allottee accepts responsibility for compliance with any national procedures required by the relevant authority(ies) for the right to access the Allotted Capacity, by any earth station having obtained the approval mentioned above and operating in accordance with the approved Transmission Plan, from any territory from where the transmission takes place and discharges Eutelsat S.A. accordingly for all and any liability of whatever nature (including all and any direct or indirect financial consequence) which may arise on this respect.

6.                                      OPERATIONAL MANAGEMENT AND CONTROL

The operational management and control of the Allotted Capacity shall be in accordance with the procedures defined in Volume I of the Eutelsat System Operations Guide (ESOG).

If, in order to ensure the compliance with the provisions of this Annex, decryption equipment that is not readily and openly available is required by Eutelsat S.A., the Allottee shall give to Eutelsat S.A. all reasonable assistance in procuring such equipment on terms and conditions to be agreed between them.

2

7.                                      IN-ORBIT PERFORMANCE MONITORING

For the purpose of verification of the Allotted Capacity, the Allottee shall permit Eutelsat S.A. to perform measurements which are necessary to verify the major technical characteristics of the Allotted Capacity, as shown in Table 1 contained in this Annex.

These measurements shall only be performed after consultation with the Allottee and in such a way as to avoid as far as possible interruption of the Permitted Services.

8.                                      SATELLITE CONTROL etc.

For the purpose of monitoring, measuring and controlling the dedicated satellite, but without adversely affecting the Allottee’s transmissions, the Allottee shall permit the insertion by Eutelsat S.A. of signals into the Allotted Capacity.

3

Table 1

The following describes the principal technical characteristics of the Allotted Capacity, as defined in the Allotment Agreement:

(i)            Type of Allotment

Satellite	: Hot Bird™ 6

Orbital position	: 13° East

Degree of protection	: ****(1)

(ii)           Satellite Lifetime and Orbital Stability

Hot Bird™ 6 was launched in August 2002 with a planned minimum operational lifetime of 12 years.

The Hot Bird™ 6 satellite providing the Allotted Capacity shall, throughout its lifetime defined above, be maintained by Eutelsat S.A. within + 0.1 degree of its nominal operational longitude position and shall be kept such that the maximum angle between the equatorial plane and the orbital plane shall not exceed + 0.1 degree.

(iii)         Technical Parameters of the Assigned Capacity

Allocated bandwidth	: ****(1) MHz

Figure of Merit (G/T) of the receive coverage area at defined locations	: (See Note 1)

Maximum IPFD required for saturation, with a single carrier, at the satellite input	: ****(1) dBW/m2 over the ****(1) dB/K contour (see Notes 1 and 3)

Transponder Number	: 125 (see Figure 1)

Transponder Up-Link Center Frequency	: ****(1) MHz (see Figure 1)

Transponder Down-Link Center Frequency	: ****(1) MHz (see Figure 1)

Down-Link Polarization	: X (see Figure 1)

EIRP of the Transmit coverage area at transponder saturation and at defined locations	: (See Note 2)

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

4

Note 1:                    Satellite Receive Coverage

Table 3 gives the minimum Figure of Merit (G/T) provided by the satellite at certain defined locations within the satellite receive coverage area.  Where,

G is the satellite receive antenna gain.
T is the satellite receive system noise temperature.

Other locations, and their minimum G/T, may be defined upon request of the Allottee and upon agreement of Eutelsat S.A.

Figure 2 illustrates the expected satellite receive coverage area.  This illustrated coverage is not contractual.

Note 2:                    Satellite Transmit Coverage

Table 4 gives the minimum EIRP at transponder saturation (with a single carrier at transponder center frequency) at certain defined locations within the satellite transmit coverage area.  Other locations, and their minimum EIRP, may be defined upon request of the Allottee and upon agreement of Eutelsat S.A.

Figure 3 illustrates the expected satellite transmit coverage area.  This illustrated coverage is not contractual.

Note 3:                    Provided operationally feasible, Eutelsat S.A. and the Allottee may mutually agree to operate the transponder with different gain settings.

5

Table 2

The following describes the principal technical characteristics of the DVB-MPEG2 Digital Carrier to be transmitted over the Allotted Capacity.

Applicable Standard	:	DVB-S (ETSI EN 300 421)

Symbol rate	:	****(1) Mband

FEC rate	:	****(1)

Modulation	:	QPSK

IPFD received at the satellite	:	****(1) dBW/m2, where G/T is the satellite Figure of Merit in the direction of the uplink station

Network ID	:	****(1) (decimal)

Transport Stream ID	:	****(1) (decimal)

Service ID range	:	****(1) (decimal)

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

6

Table 2

Hot Bird™ 6 at 13° East

Receive Coverage
List of Locations and their G/T Values

Location		G/T (dB/K)
Tel Aviv, Israel	32°04’N 34°46’E	+2.0

7

Table 3

Hot Bird™6 at 13° East

Transmit Coverage
List of Locations and their EIRP Values at Transponder Saturation

Location		EIRP (dBW)
Amsterdam, The Netherlands	52°22’N 04°54’E	52
Bastia, France	42°42’N 09°27’E	52
Lille, France	50°38’N 03°04’E	52
London, United Kingdom	51°30’N 00°10’W	52
Marseille, France	43°18’N 05°24’E	52
Napoli, Italy	40°50’N 14°15’E	52
Palermo, Italy	38°07’N 13°22’E	52
Roma, Italy	41°54’N 12°29’E	52
San Sebastian, Spain	43°19’N 01°59’W	52
Venezia, Italy	45°27’N 12°21’E	52
Brest, France	48°24’N 04°29’W	51
Cardiff, United Kingdom	51°30’N 03°13’W	51
Hamburg, Germany	53°33’N 10°00’E	51
Madrid, Spain	40°24’N 03°41’W	51
Edinburgh, United Kingdom	55°57’N 03°13’W	50
Gdansk, Poland	54°23’N 18°40’E	50
Riga, Latvia	56°57’N 24°06’E	50
Warszawa, Poland	52°15’N 21°00’E	50
Athínai, Greece	37°59’N 23°44’E	49
Chrisinau, Moldova	46°59’N 28°52’E	49
Istanbul, Turkey	41°01’N 28°58’E	49
Minsk, Belarus	53°54’N 27°34’E	49
Porto, Portugal	41°09’N 08°37’W	49
Ródhos, Greece	36°26’N 28°13’E	49
Sevilla, Spain	37°23’N 05°59’W	49
Sevastopol, Ukraine	44°36’N 33°32’E	47

8

Annex A
Page 9

Figure 1 : Hot Bird™ 6 Frequency Plan
(Centre Frequencies in MHz)

UPLINK
Pol. X
Pol. Y
30.00 GHz
29 642.000
K158
K159
29 642.000
29 548.000
K154
K153
29 548.000
29.50 GHz
14.50 GHz
14 478.910
134
133
14 458.160
14 437.410
132
131
14 416.660
14 395.910
130
129
14 375.160
14 354.410
128
127
14 333.660
14 312.910
126
125
14 292.160
14 271.410
124
123
14 250.660
14.25 GHz
14 230.160
94
93
14 210.980
14 191.800
92
91
14 172.620
14 153.440
90
159
14 134.260
14 115.080
158
157
14 095.900
14 076.720
156
155
14 057.540
14 038.360
154
153
14 019.180
14.00 GHz
13 846.560
118
117
13 827.380
13 808.200
116
115
13 788.020
13.75 GHz
DOWNLINK
20.20 GHz
19 842.000
K159
K158
19 842.000
19 748.000
K153
K154
19 748.000
19.70 GHz
12.75 GHz
94
12 596,560
12 577,380
93
92
12 558,200
12 538,020
91
90
12 519,840
12.50 GHz
11.70 GHz
11 680,820
159
158
11 661,640
11 642,460
157
156
11 623,280
11 604,100
155
154
11 584,920
11 565,740
153
11.45 GHz
11.20 GHz
134
11 199,660
11 178,910
133
132
11 158,160
11 137,410
131
130
11 116,660
11 095,910
129
128
11 075,160
11 054,410
127
126
11 033,660
11 012,910
125
124
10 992,160
10 971,410
123
10.95 GHz
118
10 872,620
10 853,440
117
116
10 834,260
10 815,080
115
10.70 GHz

eutelsat S.A.
70, rue Balard
75509 PARIS cedex 15
R.R. Satellite Communications Ltd.

HB6-125-platform-RRsat

9

Annex A
Page 10

Figure 2 : Hot Bird™ 1 at 13° East
Illustration of Receive Coverage
(Not Contractual)

- 4 dB/K
7 dB/K
7 dB/K
4 dB/K
1 dB/K
- 1 dB/K
- 4 dB/K
- 4 dB/K

eutelsat S.A.
70, rue Balard
Tél : +33 1 53 98 47 47
Fax : +33 1 53 98
PARIS cedex
B. R. Satellite Communications Ltd.

HB6-125-platform-RRsat

10

Annex A
Page 11

Figure 3 : Hot Bird™ 6 at 13° East
Illustration of Transmit Coverage at Saturation of the Transponder
(Not Contractual)

5°
10°
15°
20°
53 dBW
52 dBW
51 dBW
50 dBW
49 dBW
48 dBW
46 dBW
44 dBW
42 dBW
40 dBW

HB6-125-platform-RRsat

eutelsat S.A.
70, rue Balard
PARIS cedex 15
R.R. Satellite Communications Ltd.

11

Annex 1
Technical Parameters and Service Requirements

Digital Platform Services to be rendered by R.R. Satellite Communications

I.  DESCRIPTION OF THE TELECOMMUNICATIONS SERVICES

The telecommunications services to be rendered by R.R. Satellite Communications (RRSat) hereunder (collectively, the “Service”) consist of the following elements:

•              Telecommunications Uplink Services

Simultaneous delivery via satellite of programming for Direct to Home transmission.  This includes:

•                                          Receiving the Programs from their original orbital locations,

•                                          Re-multiplexing the Programming, not including videotext,

•                                          Multiplexing into one digital Transport Stream

•                                          Uplinking the signals

•                                          Monitoring and Control of the operations, including the quality of the channels

•              Reporting

Commencing in the month following the first month after the implementation of the Service RRSat shall provide to Eutelsat a report at the latest on every 5th working day of each month concerning the operation of the Service and specifically detailing the cause and remedial actions (if applicable) in respect of any anomalies failures or interruptions occurring during the previous month.

II.  IMPLEMENTATION OF THE SERVICE

RRSat expressly acknowledges and agrees that the Service shall commence upon written notification from Eutelsat of the conclusion of an agreement between Eutelsat and its end-customer.  The specific requirements of the Service, including service start date, shall be stipulated by Eutelsat in said notification.

III.  TECHNICAL, OPERATIONAL AND SERVICE REQUIREMENTS

•              INTRODUCTION

This following provides the minimum technical, operational and service requirements for rendering the telecommunication service.  The purpose of this service is to gather various analogue and digital contributions into a DVB/MPEG2 programming for Direct to Home transmission by means of a digital TV platform and to transmit the programming via Transponder 125 (the “Transponder”) of the Hot Bird 6 satellite located at 13°E orbital position.

1

•              SCOPE AND GENERAL REQUIREMENT OF THE SERVICE

RRSat shall:

•                                          be capable of providing facilities and services to receive a wide range of television, radio and multimedia signals from satellite or terrestrial networks and to convert them, when necessary, into DVB/MPEG-2 ASI transport streams;

•                                          provide facilities to multiplex transport streams into a digital DVB/MPEG-2 transport stream and to transmit this stream to the Transponder.  The transmitted transport stream shall be compliant with the numeration scheme provided in the approved transmission plan for the operation of the Transponder.

•                                          provide maintenance and trouble-shooting service in order to maintain the specified service quality and availability.

•                                          provide service monitoring to monitor the quality of the transmitted signals.

The availability of each telecommunication service shall be better 99.95% in any twelve month period excluding programmed maintenance interruptions.

Interruptions that lasts less than 15 minutes within 24 hours will not be considered in calculation of the annual availability.

IV DESCRIPTION OF THE TELECOMMUNICATIONS SYSTEMS

The telecommunications services to be rendered by RRSat consist of the following elements:

•              Satellite programs reception

Standard receptions of satellite feeds (i.e. standard contributions to digital platforms) are performed in Ku band (10.700-12.750 GHz, linear polarisation) using a 1.8 meter offset antenna equipped with a PLL LNB.  Larger receive antennas in Ku-band (2.4 m, 3.8 m), as well as C-band receive antennas (2.4 m. 3.8 m) must also be made available on request.  The LNB output supply a suitable L-band Inter Facility Link (IFL) running between the antenna and the receiving subsystem connection via a DVB-S IRD equipped with common interface, analogue audio and video outputs and ASI transports stream output.  The received BER should be at least 1x10-4.  There must be a redundant QPSK demodulation and MPEG2 decoding.  Higher demodulation schemes, like 8-PSK and 16 QAM, must be implemented on request.

•              Encoding

If requested by Eutelsat, RRSat will provide MPEG2 encoding of television signals.  The encoding services will be performed in ****(1) standard within the encoding rate range ****(1) Mbit/s to ****(1) Mbit/s.

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

2

The audio processing will handle up to two stereo audios and to encode them in MPEG1 Layer II format.  The encoding radio rate range is comprised between ****(1) and ****(1) Kbit/s mode depending.

The encoder-input signal will be full resolution standard (D1) digital television with embedded audio delivered as serial digital with electrical interface (SDI).  If required, analogue to digital conversion of video and/or audio signals and embedding processing could be provided.

•              Multiplexing

All remux services are provided in 1:1 redundant configuration.  Each incoming transport stream supply a DVB-ASI splitter.  The splitter outputs feed the inputs of on-line and backup multiplexers.

Two remux policy are available:  Active and Component.

The Active remux is performed at service level.  The incoming service including all components is remapped into a service ID generated by the multiplexer with the same components.  The incoming PIDs are remapped within a range specified for that service.  Changes in the components number or PIDs are automatically managed by the multiplexer.

The Component remux is performed at components level.  Components of the incoming TS are specified on PID base.  The multiplexer generate an output service where new PIDs are specified and the incoming PIDs are remapped to the new PIDs.

The component list and relevant PIDs are manually managed; unwanted components can be filtered.

PSI/SI (Program Specific Information/Service Information) tables relevant to the satellite transmitted services and the components/services hierarchical structure will be managed by the multiplexer Monitor & Configuration system and included in the multiplexed signal.

The incoming television channel (the contribution from Customers) shall be fully MPEG2-DVB compliant and shall not cause harmful interference with the other multiplex services.

The generated and transmitted tables structure will be DVB complaint through the use of defined, mandatory and optional tables foreseen by DVB (NIT, SDT, EIT, TDT) and by MPEG2 (PAT, CAT, PMT) standards.

Descriptors and private data of the incoming transport streams will not be used in the remultiplexing process.

•              Modulation system

A redundant DVB modulation system suited for Direct to Home application will provide Reed Solomon error correction, interleaving, Forward Error Correction and QPSK modulation to a 70 MHz IF carrier according Operation to ETSI standard EN 300 421.

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

3

QPSK modulation and FEC ****(1) will be used at the beginning of the service contract.  At the end of the ramp-up period the symbol rate should be ****(1) Msymbol/s.

The modulators will provide easy to use front panel control and alarms and remote control method.

The two modulators IF output will supply a redundancy switch.  The switch output will be connected through a suitable IFL to the uplink system.

•              Uplinking to the satellite

The transmit system allows transmission of one digital modulated carrier to Transponder 124 of the Hot Bird™ 6 satellite.

The transmit earth station shall be compliant with all the technical and operational requirements specified in the Eutelsat Earth Station Standard.

The EIRP level capability is suitable to saturate the relevant satellite transponder.

The station provides also EIRP capability adjustment below the maximum value specified above.

The transmitting system comprises the antenna dish, antenna control unit, the HPA sub-system and the upconverter sub-system.  Both the upconverter and the HPA subsystem are in N:1 redundant configuration.

The transmit system comprises a Monitor & Control subsystem to monitor and control the status of the relevant equipment.

•              Monitoring & Control

Monitoring and Control of the Telecommunication Service is performed at various stages of the transmission chain.

A Client application of the Control & Monitor systems of the Multiplexing, Modulation, Up conversion, HPA and Antenna system, providing Graphic User interface is available in the Video Control room of Fucino in order to monitor the apparatus status, the redundancy switches and to force manual switches overriding automatic mode if required.

A small dish TVRO supplying a consumer IRD will monitor the downlink signal in the Video Room simulating home reception.

A professional grade IRD will be looped to modulation system in order to provide local monitoring of the transmitted stream.

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

4

Contribution television signals will be locally decoded to supply presence monitors in order to verify their status.  The facility comprises also a Transport Stream recorder with real time and deferred time analysis capability to verify consistence and compliance of the contribution transport streams and of the transmitted stream.

V.  OPERATIONS

•              Organization

RRSat, through the Video Control Room supervises the operations of the Telecommunication Services.

The Video Control Room is organized as follow:

•                                          Operation-Responsible (OR) generally working with the work-schedule 8.00 / 17.00 from Monday to Friday.

•                                          Operations Staff (OS) organized on shifts with a 24 hour/days basis.

Both OR and OS are qualified and experienced on systems alike and have sufficient competence in English.

OR acts as follows:

•                                          Liaises with the customer in case of technical-operational matters;

•                                          Is responsible of the statistical survey concerning the evolution of the service provided.

OS acts as follows:

•                                          Monitoring the quality of the services.

•                                          Co-ordinate any digital Platform activity.

The OS personnel keeps up to date an electronic Logbook with the controlled activities and in particular keeps recorded:

•                                          Anomalies occurred during the operational phase.

•                                          All the actions taken to guarantee the service provided.

•                                          Communications and messages related to the working relationships happened with the customer.

•                                          Outage of the service.

For every single anomaly, a Trouble Ticket will be archived in the company database which allows MCR to keep recorded the historical situation of the anomaly of the service.

In case of unforeseen and unexpected particular operational requirements related to the safeguard of the equipment of the satellite or, for interference on its correct operation, the MCR shall be entitled:

•                                          either to adjust the output power, or

5

•                                          remove the Hot Bird carrier.

•              Contact points

For the co-ordination of the network activities will be provided some contact points as follows:

Eutelsat (for technical matters)
Eutelsat Control Centre:  +33 1 53 98 34 43 or +33 1 45 57 06 66
(24 hours per day - 7 days per week)
or
Mr. Nigel DEACON
tel + 33 1 53 98 3714

(for commercial matter)
Serge DRAY
tel + 33 1 53 98 39 20
fax +33 1 53 98 46 64

RRSat (for technical matters):

Attn:
Tel. +
e-mail:

(24 hours per day - 7 days per week)
Control centre

Attn:
Tel. +
e-mail:

6